EXHIBIT 10.18

                                     By-Laws
                                       Of
                              Docucon, Incorporated

Article I, Section I of these By-Laws is hereby amended to hereafter read as follows:

            ANNUAL MEETINGS. The annual meeting of the Stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting, shall be held at such time, on such business day, and at such a place within or without the State of Delaware, as shall be fixed by the Board of Directors.


June 17, 1999


 /s/  RALPH BROWN
      Ralph Brown, Secretary